SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2003

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

153 East 53rd Street, 57th Floor New York, New York	10022-4624

42, rue Saint-Dominique Paris, France	75007

Parkstraat 83, The Hague, The Netherlands	2514 JG
(Addresses of principal executive offices)	(Zip or Postal Codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

Item 5.     Other Events.

On December 9, 2003, Schlumberger Limited (“Schlumberger”) announced that it had signed an agreement to acquire PetroAlliance Services Company Limited (“PetroAlliance Services”). Schlumberger will initially acquire 26% of PetroAlliance Services, with a further 25% to be acquired in the second quarter of 2005 and the remaining interest one year later. Completion of each of the three stages is subject to performance standards and other customary conditions. The cost of acquiring the 26% minority interest, which is expected to take place in the first quarter of 2004, is approximately $35 million, paid one-third in cash and two-thirds in Schlumberger stock. The total acquisition price will be determined by a performance-based formula.

Item 7.     Financial Statements and Exhibits.

(c) Exhibits

99.1     Press Release dated December 9, 2003.

Item 9.     Regulation FD Disclosure.

The press release announcing the PetroAlliance Services transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Frank A. Sorgie
Frank A. Sorgie
Chief Accounting Officer

Date: December 9, 2003